SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  February 12, 2010

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District	N/A
Xi’an, Shaanxi Province, People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 18, 2010, Sino Clean Energy, Inc. (the “Company”) announced that Mr. Hon Wan Chan resigned from his position as the Chief Financial Officer of the Company, effective February 12, 2010. Mr. Chan will remain with the Company and will serve as the Vice President of Finance. There were no disagreements between Mr. Chan and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation.

Ms. Wen (Wendy) Fu was appointed as the Chief Financial Officer of the Company to fill the vacancy created by Mr. Chan’s resignation.  Ms. Fu’s appointment was effective February 12, 2010.

Prior to joining the Company as its Chief Financial Officer, Ms. Fu served as the Chief Financial Officer of China Shenghuo Pharmaceutical Holdings Inc., a NYSE-AMEX listed company from September 2008 to August 2009. From August 2007 to March 2008, Ms. Fu served as VP-Finance of Shengdatech, Inc., a China based NASDAQ listed company and chemical manufacturer in China. From December 2005 to June 2007, Ms. Fu worked for Deloitte & Touche, LLP (USA), a Big-Four accounting firm, as a Senior Consultant. Ms. Fu served as Assistant Finance Controller at Wal-Mart China, a subsidiary of Wal-Mart Inc., a Fortune 500 company, listed on the New York Stock Exchange from May 1999 to May 2004. From 1997 to 1999, Ms. Fu was the Regional Finance Manager at Asia Pulp & Paper (APP) Co., Ltd., the second largest paper company in Asia, listed on New York Stock Exchange. In 1989, Ms. Fu graduated from Wuhan Jianghan University in International Trade and in 2005 she obtained her Masters in Professional Accounting from the University of Texas at Austin. Ms. Fu has also been a CPA since 2007.

The Company and Ms. Fu have executed an Employment Agreement dated February 12, 2010 (the “Agreement”) setting forth Ms. Fu’s duties and the terms of her compensation. The term of the Agreement is for one year commencing effective February 12, 2010. As compensation for Ms. Fu’s services, she will receive a base salary of $5,000 per month. In addition, the Company granted Ms. Fu an option to purchase up to 100,000 shares of the Company’s common stock pursuant to a non-qualified stock option agreement, at an exercise price equal to the last reported sale price per share in the over-the-counter market on the grant date, for a period of two years.

A copy of the Agreement is attached hereto as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Ms. Fu has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. Fu had, or will have, a direct or indirect material interest.

A copy of the press release is attached as Exhibit 99.1 with this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated February 12, 2010, by and between the Company and Ms. Wen (Wendy) Fu.
99.1	Press Release dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name:	Baowen Ren
Title:	Chief Executive Officer

Dated: February 19, 2010